EXHIBIT 32.1

CERTIFICATION

The undersigned, Chao Ming Zhao and Y. Tristan Kuo, the Chief Executive Officer and Chief Financial Officer, respectively, of China Biologic Products, Inc. (the “Company”), do hereby certify that:

1.

The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.

Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this statement this 12th day of November, 2008.

/s/Chao Ming Zhao
Chao Ming Zhao
Chief Executive Officer
(Principal Executive Officer)

/s/ Y. Tristan Kuo
Y. Tristan Kuo
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to China Biologic Products, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.